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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 12, 2008


                           GLOBAL RESOURCE CORPORATION
                           ---------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           NEVADA                      000-50944                 84-1565820
----------------------------         ------------            -------------------
(STATE OR OTHER JURISDICTION         (COMMISSION                (IRS EMPLOYER
       OF INCORPORATION)              FILE NUMBER)           IDENTIFICATION NO.)


                              408 BLOOMFIELD DRIVE
                          WEST BERLIN, NEW JERSEY 08091
                          -----------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (856) 767-5665


         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 12, 2008, Global Resource Corporation (the "Company") entered into a Severance Agreement with Frank G. Pringle, the Chairman of its Board of Directors, and 888 Corporation, a New Jersey corporation owned directly or indirectly by Pringle (the "Severance Agreement"). Pursuant to the Severance Agreement, the Company has agreed to pay Mr. Pringle $200,000.00 per year for the six (6) year period commencing on January 1, 2009 subject to Mr. Pringle and 888 Corp.'s continued compliance with the terms of the Severance Agreement. Pursuant to the Severance Agreement, Mr. Pringle agreed to return 225,000 shares of Company Common Stock previously issued to him and to resign as a member of the Company's Board of Directors and in all other capacities. Mr. Pringle also agreed to restrict the amount of shares of Company Common Stock that he or his affiliates may sell to the following amounts: an aggregate of Four Hundred Thousand (400,000) shares of Company Common Stock in the three (3) month period beginning February 1, 2009, an aggregate of Three Hundred Thousand (300,000) shares of Company Common Stock in the three (3) month period beginning May 1, 2009 and an aggregate of Two Hundred Fifty Thousand (250,000) shares of Company Common Stock in any three month period thereafter beginning with the three (3) month period beginning August 1, 2009. The foregoing restrictions remain in place until Mr. Pringle has less than 5,000,000 shares of Company Common Stock and any transfers by Mr. Pringle in accordance with the foregoing restrictions remain subject to the Company's right of first refusal. The Severance Agreement also provides for: (i) the immediate termination of the Consulting Agreement between the Company and 888 Corp. dated as of January 1, 2008 (though the Company has agreed to pay 888 Corp. the remainder of any payments otherwise due thereunder through December 31, 2008); (ii) a nine year non-compete and non-solicit agreement from Mr. Pringle; (iii) certain representations, warranties and covenants from Mr. Pringle and associated indemnification obligations; and (iv) mutual general releases and non-disparagement provisions.

ITEM 5.02 ELECTION OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Pursuant to the Severance Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and summarized in Item 1.01 above, Frank G. Pringle resigned as a member of the Company's Board of Directors on November 12, 2008. Prior to his resignation, Mr. Pringle served as Chairman of the Company's Board of Directors. Pursuant to the Severance Agreement, the Company has agreed to pay Mr. Pringle $200,000.00 per year for the six (6) year period commencing on January 1, 2009 subject to Mr. Pringle and 888 Corp.'s continued compliance with the terms of the Severance Agreement. The Severance Agreement also provides for the immediate termination of the Consulting Agreement between 888 Corp. and the Company dated as of January 1, 2008 (though the Company has agreed to pay 888 Corp. the remainder of any payments otherwise due thereunder through December 31, 2008).

The Board of Directors has appointed Eric Swain, the Company's current Chief Executive Officer, to replace Mr. Pringle as Chairman of the Company's Board of Directors effective as of November 14, 2008. Prior to joining the Company in September of 2008, Swain worked on Wall Street since 1982. He has extensive experience in portfolio management, hedging strategies, capital raising, business planning & development, marketing & promotional campaigns, compensation planning and long term financial planning. Mr. Swain most recently was a Senior Vice President of Investments at Morgan Stanley where he managed the assets of institutional, corporate and ultra high net worth individuals. He also has experience as a Senior Vice President of Smith Barney Citigroup and Bear Stearns.

ITEM 8.01  OTHER EVENTS.

On November 17, 2008, the Company issued a press release relating to the Severance Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.    Description.

10.1 Severance Agreement among the Company, Frank G. Pringle and 888 Corporation dated November 12, 2008

99.1           Press Release of the Company dated November 17, 2008.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Global Resource Corporation


Dated: November 17, 2008                         By: /s/ Eric Swain
                                                     --------------------------
                                                     Eric Swain
                                                     Chief Executive Officer